                                                                Exhibit (99.1a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-58632 and 333-42546) of Lifeline Systems, Inc. of our report dated June 7, 2002 relating to the financial statements of the Lifeline Employees' Savings and Investment Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
June 27, 2002